Progress Announces Amended Credit Facility

March 7, 2024

New $900M facility provides liquidity and flexibility at greater scale

BURLINGTON, Mass., March 07, 2024 (GLOBE NEWSWIRE) -- Progress (NASDAQ: PRGS), the trusted provider of infrastructure software, today announced that it has entered into a Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”), which provides a revolving credit facility in an aggregate principal amount of $900 million, and replaces the Company’s existing secured credit facilities. The revolving facilities under the Amended Credit Agreement will mature on March 7, 2029. As of the closing date, the Amended Credit Agreement has no term loan facility and there are no revolving credit loans outstanding.

Progress CFO Anthony Folger stated, “This new credit facility provides more scale and flexibility, both of which are important to support Progress’ continued growth. Taken together with the recently completed convertible notes offering, Progress is exceptionally well positioned to continue making accretive acquisitions and executing our Total Growth Strategy.”

JPMorgan Chase Bank, N.A. acted as Administrative Agent; Bank of America, N.A., Citibank, N.A. and Wells Fargo Bank, N.A. as Syndication Agents; and Citizens Bank, N.A., PNC Bank, N.A., Silicon Valley Bank, a division of First-Citizens Bank & Trust Company and TD Bank, N.A. as Documentation Agents, and JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., and Wells Fargo Bank, N.A. acted as Joint Bookrunners and Joint Lead Arrangers.

About Progress

Progress (Nasdaq: PRGS) provides software that enables organizations to develop and deploy their mission-critical applications and experiences, as well as effectively manage their data platforms, cloud and IT infrastructure. As an experienced, trusted provider, we make the lives of technology professionals easier. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believes,” “expects,” “may,” “could,” “would,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “targets,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Except as required by law, Progress has no obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations, which speak only as of the date of this press release.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress	Progress
+1-781-850-8450	+1 781-280-4000
Investor-Relations@progress.com	pr@progress.com

Source: Progress Software Corporation